Exhibit 10.36

FIRST AMENDMENT TO
AMERITRADE HOLDING CORPORATION
1996 DIRECTORS INCENTIVE PLAN
(As Amended and Restated Effective as of September 9, 2002)

     WHEREAS, Ameritrade Holding Corporation (the “Company”) maintains Ameritrade Holding Corporation 1996 Directors Incentive Plan (As Amended and Restated Effective as of September 9, 2002) (the “Plan”);

     WHEREAS, pursuant to the provisions of Section 13 of the Plan, the Board of Directors of the Company has the authority to amend the Plan, subject to certain restrictions; and

     WHEREAS, amendment of the Plan is now considered desirable; and

     NOW, THEREFORE, IT IS RESOLVED that the Plan be, and its hereby is, amended effective as of September 9, 2002, in the following particulars:

1.	By substituting the following for the last sentence of subsection 9.1 of the Plan:

“Notwithstanding the foregoing, (i) the Board, in its sole discretion, may determine that an Award Year of less than 12 months is appropriate, in which case, the amount of the Retainer and any other amounts payable to a Non-Employee Director for such Award Year to which any provision of the Plan applies shall be calculated and shall be payable as determined by the Board in its sole discretion, and (ii) in no event shall the Retainer for the Award Year commencing on September 28, 2002 (the ‘2003 Award Year’) be payable prior to October 11, 2002.”

2.	By adding the following as the last sentence of subsection 9.2 of the Plan:

“Notwithstanding the foregoing, in no event shall any Eligible Cash Payments for the 2003 Award Year be payable prior to October 11, 2002.”

3.	By substituting the following for paragraph 9.4(b) of the Plan:

“(b)	the Fair Market Value of a share of Stock as of the date on which such Eligible Cash Payments would otherwise have been payable to the Non-Employee Director; provided, however, that in the case of Eligible Cash Payments which were payable (i) for the 2003 Award Year to individuals who were Non-Employee Directors as of the first day of the 2003 Award Year and (ii) on or prior to October 11, 2002, Fair Market Value under this paragraph (b) shall be determined as of October 1, 2002.”